PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated September 27, 2023)	Registration Number 333-274558

AMPIO PHARMACEUTICALS, INC.

$1,315,900

Common Stock

We have entered into an at the market offering agreement dated September 18, 2023 (the “Offering Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright” or the “sales agent”) relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Offering Agreement, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $1,315,900 through Wainwright, acting as sales agent.

Our common stock is listed on the NYSE American (“NYSE American”) under the trading symbol “AMPE.” On January 22, 2024, the last reported sale price of our common stock on the NYSE American was $1.64 per share.

We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3, calculated based on 1,117,931 shares of our outstanding common stock held by non-affiliates on January 19, 2024 at a price of $5.76 per share, the closing price of our common stock on November 30, 2023, was $6,439,283. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have sold $830,472 of common stock pursuant to General Instruction I.B.6 of Form S-3. As a result of the limitations of General Instruction I.B.6, and in accordance with the terms of the Offering Agreement, we are registering the offer and sale of shares of our common stock having an aggregate offering price of up to $1,315,900 from time to time through Wainwright.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE American, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of securities, but it will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Wainwright will be deemed an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright constitutes underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus, and under similar headings in the other documents we have filed or that are filed after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is January 25, 2024.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell shares of common stock described in this prospectus supplement and the accompanying prospectus in one or more offerings up to a total aggregate offering price of $1,315,900.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein that is filed with the SEC prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent that any information in a filing that we make with the SEC adds to, updates or changes information contained in an earlier filing we made with the SEC, the information in such later filing shall be deemed to modify and supersede such information in the earlier filing.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the sales agent have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the sales agent take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information; Incorporation By Reference” in this prospectus.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

Unless the context requires otherwise or unless otherwise noted, all references to “Ampio” are to Ampio Pharmaceuticals, Inc., a Delaware corporation, and all references to “Company,” “we,” “us” or “our” are to Ampio Pharmaceuticals, Inc.

Trademarks, service marks or trade names of any other companies appearing in this prospectus supplement are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in the prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our history of losses and our cash resources available to execute our business plan over the next twelve months raise substantial doubt about our ability to continue as a going concern.
●	We are dependent on the success of the OA-201 program and we cannot be certain that any nonclinical data will support its further development.
●	We will need additional capital to fund our future operations, the OA-201 program, and any strategic transaction, as well as to attempt to cure non-compliance with the NYSE American minimum stockholders’ equity requirement.
●	We rely on third parties for critical resources, including development of the OA-201 program, and we may not be able to manage these third parties to provide timely, high quality, and cost-effective services to us.
●	We are involved in legal proceedings that has adversely affect our pursuit of equity capital or strategic alternatives and may adversely affect our financial position.
●	The settlement in principle of certain legal actions is subject to a number of conditions and risks.
●	Disruptions at the FDA and other government agencies caused by funding shortages, global health concerns or U.S. government shutdowns could cause delays in our product development or capital raising plans, or otherwise prevent new products from being developed, approved, or commercialized in a timely manner or at all, which could negatively impact our business, financial condition, and operating results.
●	We may explore strategic alternatives but there can be no assurance that we will be successful in identifying or completing any strategic alternative or that any such strategic alternative will yield value for our stockholders.
●	Our business and operations could suffer in the event of information technology system failures.
●	Our Board of Directors and management have limited cybersecurity expertise.
●	If the third-party service providers responsible for our internal technology oversight experience service interruptions due to a cyber-attack, our business may be impaired and our business and financial condition and results of operations could be adversely affected.
●	We are dependent on adequate protection of our patent and proprietary rights.
●	The price of our stock has been extremely volatile and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock.
●	Future sales of shares of our common stock, including by us, employees, and significant stockholders, could negatively affect our stock price.

S-iii

●	If we are unable to maintain our listing on the NYSE American, our securities may be delisted, which could negatively impact the price of our securities, and it will become more difficult to sell our common stock in the public market.
●	The market for the Company’s common stock may be thinly traded and stockholders may be unable to sell at or near ask prices or at all.
●	If our stock becomes traded on the OTC Market, it may be even more thinly traded because the OTC Markets lack the liquidity of certain other public markets.
●	Anti-takeover provisions in our charter and bylaws and in Delaware law could prevent or delay a change in control of Ampio.

You should not place undue reliance on these forward-looking statements. We discuss in greater detail in, and in the documents incorporated by reference into, this prospectus supplement and the accompanying prospectus, many of these risks, uncertainties, and assumptions under the headings “Risk Factors.” Additional cautionary statements or discussions of risks, uncertainties and assumptions that could affect our results or the achievement of the expectations described in forward-looking statements are also contained in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it was made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, activities and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. You should carefully read the entire prospectus supplement and the accompanying prospectus, and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement summery is a part.

About Ampio

Ampio Pharmaceuticals, Inc. is a pre-revenue stage biopharmaceutical company that is focused on the development of a potential treatment for osteoarthritis of the knee (“OAK”) as part of our OA-201 development program (“OA-201 program” or “OA-201”). The OA-201 program is seeking to advance Ampio’s unique and proprietary small molecule formulation that may alleviate OAK pain and offer cartilage preservation that would impact the progression of the disease. Ampio’s primary strategy is to address the large and attractive opportunity for treatment of OAK and other joints.

The current formulation has a natural metabolite active ingredient and is formulated in a liquid, shelf-stable injectable format. OA-201 has a proposed mechanism of action of down regulation of inflammatory cytokines and upregulation of anti-inflammatory cytokines as preliminarily demonstrated through in vitro studies. OA-201 has demonstrated pain reduction and preservation of cartilage in multiple in vivo nonclinical studies. In November 2023 we received a written response from the FDA pursuant to our submission of our pre-investigational new drug application (“PIND”) for OA-201. Based on the feedback which included some additional requirements, our development plan for OA-201 over the balance of 2024 is aimed at completing the IND-enabling studies that will support an investigational new drug (“IND”) application submission to the FDA, which we have targeted to begin in the first quarter of 2025. Overall, the estimated cost anticipated to be incurred relating to OA-201 through the IND application submission is approximately $13.0 million. If approved, we plan to commence a Phase 1/2 clinical trial in the second quarter of 2025, with an additional estimated cost of approximately $12.0 million.

We believe OA-201 will be regulated as a small molecule drug with a well-defined regulatory pathway. As previously noted, the Company received a written response from the FDA pursuant to the Company’s PIND. Based on our review of the FDA feedback and certain points of clarification and requirements, we believe that we could be in a position to file our full IND submission and initiate a Phase 1/2 clinical study by the first and second quarter of 2025, respectively, with safety and efficacy data from the clinical study available in the third quarter of 2026.

At this time, OA-201 is our only development program and one small molecule formulation is our only potential product in development. Any future product candidate from the OA-201 program will require additional development, which may include further nonclinical studies, as well as clinical trials, formulation optimization, and regulatory clearances, before they can be commercialized.

Based on our current cash position, we believe we have sufficient liquidity to fund business operations into the second quarter of 2024. While the Offering Agreement has allowed us to raise capital to support business operations and extend our cash runway, we do not believe this method of funding alone will be sufficient to continue the development of the OA-201 program and our operations. We currently estimate that continuing our business operations and the development of OA-201 through the end of 2024 will require approximately $11.5 million in additional capital before this offering. Accordingly, in order to continue developing the OA-201 program, we will need to raise additional capital through one or more offerings of our equity securities and additional capital may not be available to us on acceptable terms, if at all.

Recent Developments

On January 11, 2024, Ampio announced that a settlement in principle had been reached in the pending securities fraud class action, Case Number 22-cv-2105-WJM-MEH (the “Securities Class Action”), and the pending consolidated derivative actions in the United States District Court for the District of Colorado, Case Number 22-cv-2803-KLM (the “Consolidated Derivative Actions”).

The settlements are subject to various conditions, including confirmatory discovery in the Securities Class Action, negotiation and execution of the full settlement agreements and obtaining court approval in each action. On January 9, 2024, Ampio, along with the other parties to each case, filed status reports in both the Securities Class Action and the Consolidated Derivative Actions, advising the respective courts of the status of the settlements in principle. The settlement of the Consolidated Derivative Actions is supported by the plaintiff in the pending Colorado state court derivative action, Case Number 2023CV30287, as well as two stockholders who previously submitted pre-litigation demand letters to the Company’s Board of Directors. If finally approved by the relevant courts, the settlements will result in the dismissal with prejudice of all of the pending actions and the withdrawal of the two stockholder pre-litigation demands.

The settlements in principle of the pending actions and stockholder demands are subject to a number of conditions, including the execution and delivery of definitive settlement agreements reflecting the terms of the settlements in principle, obtaining preliminary court approval of the settlements, providing notice to stockholders of the proposed settlements, and obtaining final, non-appealable approvals by the respective courts. The timing of completion of the settlement agreements and filing motions to seek court approvals are uncertain. Additionally, the timing of any final decision by any of the respective courts is subject to the discretion of such court and any potential appeal. Ampio currently expects the amount to be paid in both settlements, including related defense costs, will be covered by, and within the limits of, its D&O insurance policy. If defense costs or the amounts associated with the settlements of the pending actions and stockholder demands exceed Ampio’s current expectation, its insurance coverage may not be adequate to cover the amounts incurred by the Company including as a result of its indemnification obligations to its current and former officers and directors. Accordingly, there can be no assurance that the settlements in principle of the pending actions and stockholder demands will be finalized or approved by the respective courts, or that the settlements will be completed as currently proposed, or at any particular time.

The settlements in principle do not affect the ongoing investigation by the SEC. Ampio intends to continue to cooperate fully with the SEC investigation.

Corporate Information

Ampio Pharmaceuticals, Inc. is a Delaware corporation. Our predecessor, DMI Life Sciences, Inc. (“Life Sciences”), was incorporated in Delaware in December 2008. In March 2010, Life Sciences was merged with a subsidiary of Chay Enterprises, Inc., a Colorado corporation. As a result of this merger, Life Sciences stockholders became the controlling stockholders of Chay Enterprises, Inc. Following the merger, we reincorporated in Delaware as Ampio Pharmaceuticals, Inc. in March 2010 and changed our corporate name to Ampio Pharmaceuticals, Inc.

Our principal executive office is located at 9800 Mount Pyramid Court, Suite 400, Englewood, Colorado 80112. Our website address is www.ampiopharma.com. Information contained on our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

Issuer:	Ampio Pharmaceuticals, Inc.
Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $1,315,900.
Common stock outstanding immediately after this offering:

Up to 1,937,769 shares, assuming sales at a price of $1.64 per share, which was the closing price of our common stock on the NYSE American on January 22, 2024. The actual number of shares issued, if any, will vary depending on the sales price under this offering.

Manner of offering:	“At the market offering” that may be made from time to time through our sales agent, Wainwright. See “Plan of Distribution.”
Use of proceeds:	We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses related to the OA-201 program. See “Use of Proceeds.”
Listing:	Our common stock is currently listed on the NYSE American under the symbol “AMPE.”
Risk Factors:

You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

The number of our shares of common stock to be outstanding after this offering is based on 804,604 shares of common stock outstanding as of September 30, 2023, plus 330,754 shares of common stock issued by from September 30, 2023 to January 22, 2024, pursuant to sales under the Offering Agreement, and excludes:

●	52,751 shares issuable upon the exercise of outstanding common stock warrants at a weighted average exercise price of $320.62 per share;
●	12,719 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $317.44 per share; and
●	1,200,000 additional shares reserved for future issuance under our 2023 Stock and Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus, and under similar headings in our most recent and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement is a part. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of our common stock offered hereby will be, freely tradable without restriction or further registration under the Securities Act.

If you purchase shares of our common stock in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will need to offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by purchasers in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds to support continued research and development, nonclinical studies, clinical studies and regulatory submissions for our OA-201 program and for general corporate purposes. General corporate purposes may include use of funds for general corporate expenses, including expense associated with our current legal proceedings to the extent not covered by insurance. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The actual number of shares we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Offering Agreement. The number of shares that are sold by

Wainwright after delivering a placement notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

We do not expect to raise through this offering an amount of capital we believe is required for the OA-201 program and our business operations in the short-term.

No person has any obligation to buy any of common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of the common stock. There is no required minimum number of shares of common stock or dollar amount of common stock that must be sold as part of these offerings. Accordingly, the actual offering amount, sales agent fees and proceeds to us are not presently determinable and may be less than the maximum amounts set forth in this prospectus supplement. We may sell less than all of the common stock offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of common stock sufficient to support our continued operations, including the continued development of OA-201 or our near-term continued operations. Given the limitations on the maximum amount of common stock we can sell under this prospectus supplement, we do not expect that sales from this offering will be sufficient to support the OA-201 program or for our operations in the short-term. We will need to raise additional capital in the future. Such additional capital may not be available or available on terms acceptable to us.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

If we are unable to maintain our listing on the NYSE American, our securities may be delisted, which could negatively impact the price of our securities, and it will become more difficult to sell our common stock in the public market.

Currently, our common stock is listed on the NYSE American. In order to maintain our continued listing on the NYSE American, we must continue to satisfy the applicable continued listing requirements and rules, including such rules and requirements relating to minimum share price, minimum stockholders’ equity, minimum capitalization and a minimum number of public stockholders.

Our common stock was previously suspended from trading on the NYSE American. The staff of NYSE Regulation withdrew its delisting determination and on November 22, 2022, our common stock re-commenced trading on the NYSE American. For our common stock to continue trading on the NYSE American, we must comply with various continued listing standards. The NYSE American may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution and/or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the NYSE American’s listing requirements; if an issuer’s common stock sells at what the NYSE American considers a “low selling price” (generally trading below $0.20 per share for an extended period of time); maintaining minimum stockholders’ equity at least $6.0 million; or if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable. As of September 30, 2023, our total stockholders’ equity was $5,375,000. If we are unable to continue to meet the NYSE American’s continued listing standards for any reason, our common stock could be delisted from the NYSE American.

Our efforts to increase our stockholders’ equity by selling equity securities in order to regain compliance with the NYSE American’s minimum stockholders’ equity requirement may be hampered by our depressed stock price, which may be further depressed by our non-compliance with the $6.0 minimum stockholders’ equity requirement of the NYSE American and the threat of potential delisting from the NYSE American.

If the NYSE American delists our securities, we could face significant consequences, including, but not limited to:

●	a decreased ability to issue additional securities or obtain additional financing in the future;
●	a limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in reduced trading;
●	activity in the secondary trading market for our common stock;
●	reduced opportunities for strategic alternatives; and
●	limited amount of news and analyst coverage.

If delisted, we may seek to list our securities on a different stock exchange or, if one or more broker-dealer market makers comply with applicable requirements, the Over-the-Counter (OTC) Market. We may also initiate proceedings for delisting from the NYSE American in order to list our securities on an OTC Market due to the burden and expense of seeking to remain listed on the NYSE American. Listing on such other market or exchange likely would reduce the liquidity of our common stock. If our common stock were to trade in the OTC market, an investor would find it more difficult to dispose of, or to obtain accurate quotations for the price of, the common stock. A delisting from the NYSE American and failure to obtain listing on another national market or exchange would subject our common stock to so-called penny stock rules that impose additional sales practice and market-making requirements on broker-dealers who sell or make a market in such securities. Consequently, delisting from the NYSE American and failure to obtain listing on another national market or exchange could affect the ability or willingness of broker-dealers to sell or make a market in our common stock and the ability of purchasers of our common stock to sell their securities in the secondary market.

While we continue to monitor our compliance with the NYSE American continued listing requirements, there can be no assurance that we will be able to continue to comply with the NYSE American listing requirements.

The OTC Market is a thinly traded market and lacks the liquidity of certain other public markets.

If our stock is delisted from the NYSE American, either by action of the NYSE American or voluntarily by Ampio, our stock may trade on the OTC Market. The OTC Market is a thinly traded market, lacks the liquidity of certain other public markets, and involves risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the NYSE American (“Exchange-listed stocks”). Many stocks traded on the OTC Market trade less frequently and in smaller volumes than Exchange-listed stocks. Accordingly, our stock would be less liquid than it would be otherwise, and stockholders may have difficulty reselling any of our shares owned by them. Also, the prices of stocks traded on the OTC Market are often more volatile than Exchange-listed stocks. Consequently, stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume may be reluctant to purchase or recommend the purchase of our shares.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities in this offering to support continued research and development, nonclinical studies, and regulatory submissions for our OA-201 program and for general corporate purposes. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Offering Agreement with Wainwright as a source of financing. We will retain broad discretion in determining how we will allocate the net proceeds from the sale of securities under this prospectus supplement.

PLAN OF DISTRIBUTION

We have entered into the Offering Agreement with Wainwright, pursuant to which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $1,315,900 through Wainwright as our sales agent pursuant to this prospectus supplement and the accompanying prospectus. Sales of the shares of common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Wainwright will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the Offering Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Offering Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of Common Stock being made through Wainwright under the Offering Agreement upon proper notice to the other party.

Settlement for sales of common stock will occur on the second trading day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of shares of our common stock pursuant to the Offering Agreement, a commission of 3.0% of the gross proceeds from each sale of shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Offering Agreement in an amount not to exceed $50,000 in the aggregate, in addition to the reimbursement of up to $2,500 per due diligence update session for the fees of counsel to Wainwright. We will report at least quarterly the number of shares of our Common Stock sold through Wainwright under the Offering Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our Common Stock.

In connection with the sales of shares of our Common Stock on our behalf, Wainwright will be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright constitutes underwriting commissions or discounts. We have agreed in the Offering Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our Common Stock pursuant to the Offering Agreement will terminate upon the earlier of the sale of all of the shares of our Common Stock provided for in this prospectus supplement or termination of the Offering Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, we have no present arrangements with Wainwright for any further services.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Ballard Spahr LLP, Minneapolis, Minnesota. Wainwright is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of Ampio Pharmaceuticals, Inc. as of December 31, 2022 and 2021, and for the years then ended, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to a going concern uncertainty), which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website, www.ampiopharma.com, by following the link under “Investors” to “Financial Filings.” Our website is not a part of this prospectus and is not incorporated by reference in this prospectus supplement.

This prospectus supplement does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC through its website as provided above or from us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report or performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	The Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 27, 2023 and Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on April 28, 2023;

●	The portions of the definitive proxy statement on Schedule 14A filed on June 14, 2023 and the definitive additional proxy materials filed on July 13, 2023 for the Company’s 2023 Annual Meeting of Stockholders held on July 27, 2023 that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
●	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 8, 2023; the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed on August 8, 2023; and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed on November 14, 2023;
●	The Current Reports on Form 8-K filed (but not furnished) on January 17, 2023, March 7, 2023, March 13, 2023, April 18, 2023, May 26, 2023, July 5, 2023, August 1, 2023, August 31, 2023; September 22, 2023; October 4, 2023; October 6, 2023; October 27, 2023; November 2, 2023; and January 11, 2024; and
●	The description of the Company’s common stock contained in Exhibit 4.5 to the Company’s Annual Report on Form 10-K (No. 001-35182) for the fiscal year ended December 31, 2019, filed with the Commission on February 21, 2020, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Ampio Pharmaceuticals, Inc.

9800 Mount Pyramid Court, Suite 400

Englewood, Colorado 80112

Attn: Corporate Secretary

(720) 437-6500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

AMPIO PHARMACEUTICALS

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. Each applicable prospectus supplement will provide the terms of the plan of distribution relating to the specific offering. The applicable prospectus supplement also will include the names of any underwriters, dealers and agents involved in the sale of any securities and the purchase price of any securities, our net proceeds from the sale, and any underwriting discounts or commissions and other items constituting underwriters’ compensation.

Our common stock is listed on the NYSE American under the symbol “AMPE.” On September 12, 2023, the last reported sale price of our common stock on the NYSE American was $4.17 per share.

As of September 11, 2023, the aggregate market value of the outstanding common stock held by non-affiliates was approximately $3,762,069, which was calculated based on 737,661 outstanding shares of common stock held by non-affiliates and a closing price per share of $5.10. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period , so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of the registration statement of which this prospectus is a part, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to that registration statement. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as further described in this prospectus.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus, the applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement to this prospectus and any free writing prospectus we have authorized for use in connection with a specific offering is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Ampio,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Ampio Pharmaceuticals, Inc. and any consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website, www.ampiopharma.com, by following the link under “Investors” to “Financial Filings.” Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC through its website as provided above or from us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report or performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	The Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 27, 2023 and Amendment No. 1 to Annual Report on Form 10-K filed on April 28, 2023;
●	The portions of the definitive proxy statement on Schedule 14A filed on June 14, 2023 and the definitive additional proxy materials filed on July 13, 2023 for the Company’s 2023 Annual Meeting of Stockholders held on July 27, 2023 that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
●	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 8, 2023 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed on August 8, 2023;
●	The Current Reports on Form 8-K filed (but not furnished) on January 17, 2023, March 7, 2023, March 13, 2023, April 18, 2023, May 26, 2023, July 5, 2023, August 1, 2023, and August 31, 2023; and
●	The description of the Company’s common stock contained in Exhibit 4.5 to the Company’s Annual Report on Form 10-K (No. 001-35182) for the fiscal year ended December 31, 2019, filed with the Commission on February 21, 2020, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Ampio Pharmaceuticals, Inc.

9800 Mount Pyramid Court, Suite 400

Englewood, Colorado 80112

Attn: Corporate Secretary

(720) 437-6500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

About Ampio

Ampio Pharmaceuticals, Inc. (“Ampio” or the “Company”) is a pre-revenue stage biopharmaceutical company that until May 2022 was engaged with the development of Ampion and early development of AR-300, a synthetic version of Ampion and subsequently, a small molecule pre-clinical stage development asset which was designed to leverage the key attributes of Ampion, which is referred to as the OA-20X program. As part of the OA-20X program, we have been focusing our ongoing efforts toward optimizing two potential small molecule formulations to take forward into development. We intend to select one of these optimized formulations to move towards clinical development. Given that these formulations are unique, proprietary, and are neither Ampion nor AR-300 (or derivatives thereof), we now refer to development of these new formulations as the OA.201 program.

Corporate Information

Ampio Pharmaceuticals, Inc. is a Delaware corporation. Our predecessor, DMI Life Sciences, Inc. (“Life Sciences”), was incorporated in Delaware in December 2008. In March 2010, Life Sciences was merged with a subsidiary of Chay Enterprises, Inc., a Colorado corporation. As a result of this merger, Life Sciences stockholders became the controlling stockholders of Chay Enterprises, Inc. Following the merger, we reincorporated in Delaware as Ampio Pharmaceuticals, Inc. in March 2010 and changed our corporate name to Ampio Pharmaceuticals, Inc.

Our principal executive office is located at 9800 Mount Pyramid Court, Suite 400, Englewood, Colorado 80112. Our website address is www.ampiopharma.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us to provide additional funding for general corporate purposes, which may include research and development expenses related to the OA.201 program. When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, and units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or other offering materials.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our articles of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no preferred shares are issued or outstanding. All shares shall be of one class and one series, except that the board of directors, by its action, may establish more than one class or series.

Common Stock

As of September 12, 2023, there were 755,088 shares of our common stock outstanding. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none. Upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Listing

Our common stock is listed on the NYSE American under the symbol “AMPE.”

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of the each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price per share;
●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;
●	voting rights, if any, of the preferred stock;
●	preemption rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-takeover law

As a Delaware corporation, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which generally has an anti-takeover effect for transactions not approved in advance by our board of directors. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) shares owned by:
●	persons who are directors and also officers; and
●	employee stock plans, in some instances; or
●	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Staggered board of directors

Our Delaware certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size at a date selected by the board. Currently our board of directors is not classified. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Advance notice requirements for stockholder proposals and director nominations

Our Delaware bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice needs to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on liability and indemnification of directors and officers

Our Delaware certificate of incorporation and bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Other than the four putative class action lawsuits in the United States District Court for the District of Colorado, Kain v. Ampio Pharmaceuticals, Inc., et al., Case No. 22-cv-2105, Maresca v. Martino, et al., Case No. 22-cv-2646-KLM, Marquis v. Martino, et al., Case No. 22-cv-2803-KLM, and McCann v. Martino, et. al. Case No. 2023-cv-30287, and the October 12, 2022 Securities and Exchange Commission investigation into securities law violations, all of which are described in our Annual Report on Form 10-K filed with the SEC on March 27, 2023, there is no pending litigation or proceeding involving any of our directors or officers where indemnification by us would be required or permitted, nor are we aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock or any combination thereof. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number or amount of securities purchasable upon the exercise of warrants and the price or prices at which such number of securities may be purchased upon such exercise;
●	the designation, amount and terms of the securities for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the date, if any, on and after which the warrants and the related securities will be separately transferable;
●	the terms of any rights to redeem or call the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	a discussion of certain United States federal income tax consequences applicable to the warrants; and
●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;
●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
●	exercise any rights as stockholders of Ampio.

Each warrant will entitle its holder to purchase the number or amount of securities at the exercise price or prices set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, the holders of the warrants will not have any rights of holders of the underlying securities, including in the case of shares of common stock or preferred stock, any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain U.S. federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

The foregoing description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as any unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement, if any, relating to units offered under this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us to or through underwriters, through dealers (acting as agent or principal), through agents, directly by us to one or more purchasers, through a specific bidding or auction process or otherwise, through a combination of any such methods of sale, and/or through any other methods described in a prospectus supplement.

We may sell the securities from time to time in one or more transactions, including pursuant to underwritten public offerings, negotiated transactions, block trades, in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through market maker or into an existing trading market, on an exchange or otherwise, or a combination of these methods. We may issue the securities as a dividend or distribution to our existing stockholders. The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Ballard Spahr LLP, Minneapolis, Minnesota, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Ampio Pharmaceuticals, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Ampio Pharmaceuticals, Inc. as of December 31, 2022 and 2021, and for the years then ended, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to a going concern uncertainty), which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Up to $1,315,900 of Shares of

Common Stock

of

Ampio Pharmaceuticals, Inc.

PROSPECTUS

January 25, 2024

H.C. Wainwright & Co.